EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Freedom Holding Corp.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement No. 333-234446 on Form S-8 of Freedom Holding Corp. of our report dated May 31, 2022 (except for Note 30 to the consolidated financial statements, as to which the date is April 26, 2023), relating to the consolidated financial statements of Freedom Holding Corp. which is included in this Annual Report on Form 10-K for the year ended March 31, 2023.

/s/ WSRP LLC
Salt Lake City, Utah
August 3, 2023